Exhibit 10.1

Execution Version

CONSENT, WAIVER, AND SEVENTH AMENDMENT

TO LOAN, GUARANTY AND SECURITY AGREEMENT

This Consent, Waiver, and Seventh Amendment to Loan, Guaranty and Security Agreement (this “Agreement”) is dated as of November 14, 2014 and is by and among GORDMANS, INC., a Delaware corporation (the “Borrower”), each of the other Credit Parties signatory hereto, each of the Lenders (as defined in the Loan Agreement defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Agent”).

BACKGROUND:

The Borrower, the other Credit Parties, the Lenders, and the Agent are parties to that certain Loan, Guaranty and Security Agreement, dated as of February 20, 2009 (as amended and in effect on the date hereof, and as may be further amended, restated, supplemented or modified from time to time, the “Loan Agreement”). The Borrower has advised the Lender Group that the Credit Parties desire to make a prepayment of the principal of the Term Loan Indebtedness in an amount of $15,000,000 and pay the Term Loan Agent a fee of $150,000 (collectively, the “Proposed Payment”), which constitutes a Restricted Payment under the Loan Agreement. Making the Proposed Payment at a time when the Pro Forma Conditions have not been satisfied and without the consent of the Lender Group would violate, among other provisions, Section 7.18 of the Loan Agreement. Therefore, the Borrower has requested that the Lender Group waive the restrictions on the prepayment of the Term Loan Indebtedness included in such provisions and terms (collectively, the “Restrictions”) in order to permit the Proposed Payment (but no other payments or prepayments), and the Lender Group has agreed to do so, but only upon the terms and conditions contained in this Agreement.

The Credit Parties have also requested that the Lender Group grant certain amendments with respect to the Loan Agreement. The Lender Group is willing to enter into this Agreement upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Incorporation of Terms and Conditions of Loan Agreement. Except as amended hereby, all of the terms and conditions of the Loan Agreement are specifically incorporated herein by reference. Except as amended hereby, all capitalized terms used (including in the preamble hereto) but not otherwise defined herein shall have the same meaning as in the Loan Agreement, as applicable.

2. Consent and Waiver. Notwithstanding anything in Sections 7.18 of the Loan Agreement to the contrary, subject to the satisfaction of the conditions precedent set forth in Section 7 hereof, the Agent and the Lenders hereby (i) waive the Restrictions with respect to, and consent to, the making of Proposed Payment, and (ii) waive any Default or Event of Default that otherwise would be occasioned thereby; provided that (i) no Default or Event of Default (other than those referred to in clause (ii) above) shall exist at the time the Proposed Payment is made, (ii) the Proposed Payment is made on or before November 30, 2014, and (iii) promptly after the making of the Proposed Payment, the Borrower delivers to the Agent evidence reasonably satisfactory to it of the making of such Proposed Payment and a statement from the Term Loan Agent setting forth the outstanding amount of the Term Loan Indebtedness after giving effect to such Proposed Payment. The foregoing consent and waiver:

(a) shall only become effective upon satisfaction in full of each of the conditions precedent set forth in Section 7 hereof;

(b) relate only to the Proposed Payment described above, are a one-time consent and waiver, shall not be deemed to constitute a consent or waiver of the Restrictions with respect to any payment or prepayment other than the Proposed Payment or of any other non-compliance with the terms and conditions of the Loan Agreement, whether now existing or hereafter arising, including, without limitation, on account of the provisions of Sections 7.18, and shall not be construed as creating any course of conduct on part of the Agent and the Lenders; and

(c) are made in express reliance upon the terms and conditions of this Agreement, including all representations, warranties, and covenants of the Credit Parties set forth herein.

3. Amendments to the Loan Agreement.

(a) Section 1.1 of the Loan Agreement is hereby amended by:

(i) Amending and restating the table in the definition of “Applicable Margin” in its entirety as follows:

Level	Average Excess Availability	Base Rate Loans	LIBOR Rate Loans	Seasonal Borrowing Period Base Rate Loans	Seasonal Borrowing Period LIBOR Rate Loans	Standby Letter of Credit Fee	Documentary Letter of Credit Fee
I	Greater than $40,000,000	0.75%	1.75%	1.50%	2.50%	1.75%	1.25%
II	Less than or equal to $40,000,000	1.00%	2.00%	1.75%	2.75%	2.00%	1.50%

(ii) Inserting the following definitions therein in appropriate alphabetical order:

“Early Termination Fee” has the meaning set forth in Section 2.12(c)

“Liquidity Test Period” shall mean any time that, as of the most recently ended month for which financial statements have been delivered to the Agent, Consolidated EBITDA is less than $30,000,000 or the Fixed Charge Coverage Ratio is less than 1.00:1.00, in each case, for the Measurement Period ended as of the last day of such month.

“Seventh Amendment” shall means that certain Consent, Waiver, and Seventh Amendment to Loan, Guaranty and Security Agreement, dated as of the Seventh Amendment Effective Date by and among the Borrower, the Guarantor, the Lenders party thereto, and the Agent.

“Seventh Amendment Effective Date” means November 14, 2014.

“Termination Date” means the earliest to occur of (i) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article 9, or (ii) the termination of this Agreement in accordance with the provisions of Section 3.5 hereof.

(b) Section 2.12 of the Loan Agreement is hereby amended by (i) replacing the “.” at the end of Clause (b) thereof with “; and” and (ii) adding a new clause (c) at the end thereof as follows:

(c) Early Termination Fee. In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, or in the event that the Borrower reduces (but does not terminate) the Revolving Commitment prior to the Maturity Date, the Borrower shall pay to Agent a fee (the “Early Termination Fee”) in respect of amounts which are or become payable by reason thereof equal to the following: (i) one percent (1%) of the Revolving Commitment then in effect (without regard to any termination thereof) or of the amount of any reduction in the Revolving Commitment, as applicable, if the Termination Date or reduction shall occur at any time on or before the second anniversary of the Seventh Amendment Effective Date and (ii) zero, if the Termination Date or reduction shall occur at any time thereafter. All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the early termination of this Agreement or any portion of the Revolving Commitment and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof.

(c) Section 7.17 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.15 Minimum Availability. The Credit Parties shall have, as of any date of calculation, Excess Availability (without giving effect to any outstanding obligations referenced in clause (b) of the definition of Obligations) of no less than (i) at any time when a Liquidity Test Period is continuing, $20,000,000 and (ii) at all other times, the greater of (x) 10.0% of the then current Borrowing Base and (y) $6,000,000.

4. References. All references to the Loan Agreement which are contained in any of the other Loan Documents shall refer to the Loan Agreement as amended by this Agreement, as such may be amended and supplemented from time to time hereafter.

5. Ratification of Loan Documents. Except as otherwise expressly provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents (including, without limitation, the Guaranty) remain in full force and effect. The Credit Parties hereby (i) ratify and reaffirm the grant of a security interest in the Collateral in favor of the Agent set forth in the Loan Agreement and the other Loan Documents, and (ii) acknowledge, confirm, and agree that any and all Collateral previously or hereafter granted to the Agent pursuant to the Loan Agreement and the other Loan Documents shall secure all Obligations at any time and from time to time outstanding under the Loan Documents, as amended hereby.

6. Amendment Fee. In addition to any other fees payable under the Loan Agreement and the other Loan Documents, in consideration of the amendments provided for hereunder, the Borrower shall pay to the Agent, for the account of the Lenders, in immediately available funds an amendment fee in an amount equal to $75,000 (the “Amendment Fee”). The Amendment Fee shall be fully earned and payable as of the date hereof and may be charged by the Agent to the Loan Account of the Borrower maintained by the Agent.

7. Conditions Precedent. This Agreement shall not be effective until the date on which each of the following conditions precedent are satisfied in a manner satisfactory to the Agent:

(a) The Agent shall have received this Agreement, duly authorized and executed by each of the Credit Parties;

(b) All requisite corporate action and proceedings in connection with this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents, including records of requisite corporate or limited liability company action and proceedings which the Agent may have requested in connection therewith, such documents where requested by the Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation or formation of each of the Credit Parties certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of each of the Credit Parties as is set forth herein and such document as shall set forth the organizational identification number of each of the Credit Parties, if one is issued in its jurisdiction of incorporation or formation);

(c) The representations and warranties of each Credit Party contained in Article 5 of the Loan Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects;

(d) The Agent shall have received a Borrowing Base Certificate setting forth the Borrowing Base as at the close of business of the week immediately preceding the Seventh Amendment Effective Date and completed in a manner reasonably satisfactory to the Agent and duly authorized, executed, and delivered by the Borrower;

(e) After giving effect to this Agreement and the transactions contemplated hereby, including, without limitation, the making of the Proposed Payment, Excess Availability shall be not less than $15,000,000;

(f) The Agent shall have received satisfactory evidence that the Agent (for the benefit of the Lender Group) shall have a valid and perfected first priority lien and security interest in the Collateral to secure all Obligations under the Loan Documents as amended hereby, including, without limitation, results of UCC searches with respect to each Credit Party satisfactory to the Agent and Lenders;

(g) The Agent shall have received the Amendment Fee;

(h) There shall not have occurred since February 1, 2014 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to constitute a Material Adverse Change;

(i) No action, suit, investigation or proceeding shall be pending or, to the knowledge of the Credit Parties, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to result in a Material Adverse Change;

(j) The Borrower shall have reimbursed the Agent for all expenses incurred by the Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys’ fees and expenses; and

(k) Immediately prior to and after giving effect to the amendments and agreements set forth herein, there shall exist no Default or Event of Default.

8. Representations and Warranties. To induce the Agent to enter into this Agreement, each of the Credit Parties hereby represents and warrants to the Agent that:

(a) The execution, delivery and performance by such Credit Party of this Agreement and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to such Credit Party, their Governing Documents, any order, judgment or decree of any court or Governmental Authority, or any agreement, instrument or document binding upon such Credit Party or any of its property;

(b) Each of the Loan Agreement and the other Loan Documents, as amended by this Agreement, are the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (ii) general principles of equity;

(c) The representations and warranties contained in the Loan Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects; and

(d) No Default or Event of Default has occurred and is continuing.

9. Loan Document. This Agreement shall constitute a Loan Document for all purposes.

10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

11. Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

12. Severability. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

13. Expenses. Without limiting or modifying any provisions of the Loan Agreement, the Borrower shall reimburse the Agent for all reasonable and documented out-of-pocket expenses of the Agent and Lenders incurred in connection with this Agreement (including the reasonable and documented fees, disbursements and other charges of counsel).

14. Entire Agreement. This Agreement expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

15. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

THE BORROWER:	GORDMANS INC.

	By:	/s/ Michael D. James
	Name:	Michael D. James
	Title:	Chief Financial Officer

THE GUARANTORS:	GORDMANS STORES, INC.

	By:	/s/ Michael D. James
	Name:	Michael D. James
	Title:	Chief Financial Officer

GORDMANS MANAGEMENT COMPANY, INC.

	By:	/s/ Michael D. James
	Name:	Michael D. James
	Title:	Chief Financial Officer

GORDMANS DISTRIBUTION COMPANY, INC.

	By:	/s/ Michael D. James
	Name:	Michael D. James
	Title:	Chief Financial Officer

GORDMANS INTERMEDIATE HOLDINGS CORP.

	By:	/s/ Michael D. James
	Name:	Michael D. James
	Title:	Chief Financial Officer

[Signature Page to Seventh Amendment]

GORDMANS LLC
By: Gordmans Inc., its Sole Member

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

[Signature Page to Seventh Amendment]

THE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

	By:	/s/ Matthew N. Williams
	Name:	Matthew N. Williams
	Title:	Managing Director

[Signature Page to Seventh Amendment]

LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ W. Reed Paden
	Name:	W. Reed Paden
	Title:	Vice President

[Signature Page to Seventh Amendment]